Exhibit 99.1
March 11, 2014
GenMark Diagnostics Reports Fourth Quarter and Year End 2013 Results
Base Business Grows by 58% in Quarter and 120% for the Year, Installed Base Grows by 38 to 413 Analyzers

CARLSBAD, Calif.—(BUSINESS WIRE)— GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today reported financial results for the fourth quarter and year ended December 31, 2013.
Revenues for the quarter ended December 31, 2013 were $6.5 million compared with $9.4 million during the fourth quarter of 2012. The 32% decrease in total fourth quarter revenue was attributable to a decrease in purchases from Natural Molecular Testing Corporation (NMTC) during the current period, which was offset by significant growth in both reagent and instrument revenue from other customers. NMTC accounted for 57% of total revenues in the quarter ended December 31, 2012 and did not account for any revenues in the fourth quarter of 2013. Revenue during the current quarter from the Company’s “Base Business,” which excludes revenues attributable to NMTC, increased by 58% over the prior year period. Reagent revenues for the fourth quarter declined 36% to $5.9 million compared with $9.1 million in the quarter ended December 31, 2012. Fourth quarter reagent revenue from the Company’s Base Business increased year-over-year by 56%. Instrument and other revenues increased by 100% to $0.6 million from $0.3 million in the prior year period, due mainly to sales of XT-8 instruments. The Company placed a total of 38 net new analyzers during the current quarter to bring its total installed base to 413, all in end-user laboratories within the U.S. market.
“2013 was another year of exceptional execution and performance for our Company, both in terms of the growth of our Base Business, as well as the progress we made toward the development of our NexGen system,” stated GenMark’s President & CEO, Hany Massarany.
Gross profit for the quarter ended December 31, 2013 was $2.9 million, or 45% of revenue, compared with a gross profit of $4.7 million, or 50% of revenue for the same period in 2012.
Operating expenses increased $3.9 million to $13.2 million during the fourth quarter of 2013 compared with the fourth quarter of 2012. Research and Development expenses increased $2.2 million due to the Company's NexGen platform and assay development activities. Sales and Marketing expenses increased $0.9 million mainly due to continued expansion of the Company’s U.S. sales force ahead of the launch of its NexGen system. General and Administrative expenses increased $0.8 million primarily due to a non-recurring charge of $1.6 million to record the impairment of a long-lived intangible asset related to a license which the Company terminated in 2013. On a non-GAAP basis, which excludes the effect of this impairment charge, operating expenses for the fourth quarter of 2013 were $11.6 million.
Loss per share was $0.26 for the fourth quarter of 2013, compared with a loss per share of $0.15 in the fourth quarter of 2012. On a non-GAAP basis, the Company’s loss per share for the fourth quarter of 2013 was $0.21.

The Company ended the year of 2013 with $106.3 million in cash and investments. The Company intends to continue utilizing its cash balances to invest in the development of its NexGen platform and related test menu, and for infrastructure improvements and general corporate purposes.

FICAL YEAR 2013 RESULTS

Revenue for the year ended December 31, 2013 was $27.4 million, compared to $20.5 million for the prior year, an increase of 34%. Reagent revenue for the current year was $25.3 million, compared to $19.6 million for the prior year, and instrument sales for the current year were $1.7 million compared to $0.5 million for the prior year. The Company’s Base Business grew by 120% for the year ended December 31, 2013 over the previous year.
Gross profit for the year ended December 31, 2013 was $11.5 million, or 42% of revenue, compared with a gross profit of $8.8 million, or 43% of revenue for the prior year. During the current year, the Company reserved $1.2 million of inventory made for NMTC and impaired $0.3 million of manufacturing equipment procured to support NMTC’s previous purchasing volumes. On a non-GAAP basis, which excludes the effect of these NMTC adjustments, gross profit for the year ended December 31, 2013 was $13.0 million, or 47% of revenue.

Operating expenses increased $15.7 million to $46.4 million during the current year compared with the prior year. Research and Development expenses increased $8.5 million in the current year due to the Company’s NexGen platform and assay development activities. Sales and Marketing expenses increased $6.4 million year-over-year mainly due to an increase in the Company’s allowance for doubtful accounts reserve of $2.7 million related to NMTC, and additional sales personnel costs. General and Administrative expenses increased $0.7 million year-over-year due to an impairment charge of $1.6 million related to a license agreement which the Company terminated in late 2013. On a non-GAAP basis, which excludes NMTC-related adjustments and this non-recurring intangible asset impairment charge, operating expenses for the year ended December 31, 2013 were $42.0 million.

Net loss for the year ended December 31, 2013 was $33.6 million, or a $0.95 loss per share, compared to net loss of $22.1 million, or an $0.84 loss per share, for the prior year. On a non-GAAP basis, the loss per share for the year ended December 31, 2013 was $0.82.

INVESTOR CONFERENCE CALL

GenMark will hold a conference call to discuss fourth quarter and year end 2013 results and the outlook for 2014 at 4:30PM EDT today. The conference call and webcast can be accessed live through the Company’s website under the Investor Relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 6963720 approximately five minutes prior to the start time.

ABOUT GENMARK DIAGNOSTICS

GenMark Diagnostics is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor® XT-8 system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. GenMark currently markets four tests that are FDA cleared for IVD use: Cystic Fibrosis Genotyping Test, Respiratory Viral Panel, Thrombophilia Risk Test, and Warfarin Sensitivity Test. A number of other tests, including HCV Genotyping, 2C19 Genotyping, and 3A4/3A5 Genotyping are available for research use only. For more information, visit www.genmarkdx.com.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding and the timely completion of our NexGen system and related assay development projects, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully develop and commercialize our NexGen system and its related test menu, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.
ABOUT NON-GAAP FINANCIAL MEASURES
GenMark's management believes that non-GAAP financial measures provide meaningful supplemental information regarding the Company's performance by excluding certain expenses and other items that may not be indicative of core business results. To supplement the Company's financial results for the fourth quarter and year ended December 31, 2013 presented in accordance with GAAP, GenMark uses the following financial measures defined as non-GAAP by the SEC: non-GAAP cost of revenues, non-GAAP sales and marketing expenses, non-GAAP operating expenses, non-GAAP other income (expense), non-GAAP gross profit, non-GAAP net loss, and non-GAAP loss per share. GenMark’s management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. GenMark believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing GenMark’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to GenMark’s historical performance and our competitors' operating results. GenMark believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. Further, our reconciliations of non-GAAP to GAAP operating results, which are included on the attached tables, are presented solely to assist a reader in understanding the impact of the various adjustments to our GAAP operating results, individually and in the aggregate, and are not intended to place any undue prominence on our non-GAAP operating results.

GENMARK DIAGNOSTICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	As of December 31,
	2013	2012
Current assets	(Unaudited)
Cash and cash equivalents	$35,723	$51,250
Investments	69,866	—
Restricted cash	—	1,343
Accounts receivable - net of allowances of $2,736 and $30	2,859	3,190
Inventories	2,102	1,993
Prepaid expenses and other current assets	552	226
Total current assets	111,102	58,002
Property and equipment, net	8,591	7,074
Intangible assets, net	1,197	1,832
Restricted cash	758	—
Other long-term assets	106	1,108
Total assets	$121,754	$68,016
Current liabilities
Accounts payable	3,863	2,445
Accrued compensation	3,375	3,076
Loan payable	37	638
Other current liabilities	2,962	3,015
Total current liabilities	10,237	9,174
Long-term liabilities
Deferred rent	1,601	1,725
Loan payable, net of current portion	—	63
Other noncurrent liabilities	748	604
Total liabilities	12,586	11,566
Stockholders’ equity
Preferred stock, $0.0001 par value; 5,000 authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 authorized; 41,520 and 32,753 shares issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	4	3
Additional paid-in capital	333,363	247,449
Accumulated deficit	(224,209)	(190,566)
Accumulated other comprehensive loss	10	(436)
Total stockholders’ equity	109,168	56,450
Total liabilities and stockholders’ equity	$121,754	$68,016

GENMARK DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share data)

	Three Months Ended December 31		Twelve Month Ended December 31,
	2013	2012	2013	2012
Revenue	(Unaudited)	(Unaudited)	(Unaudited)
Product revenue	$6,577	$9,335	$27,204	$20,211
License and other revenue	(125)	108	200	258
Total revenue	6,452	9,443	27,404	20,469
Cost of revenues	3,521	4,762	15,894	11,640
Gross profit	2,931	4,681	11,510	8,829
Operating expenses
Sales and marketing	2,988	2,114	12,818	6,378
General and administrative	3,940	3,063	11,512	10,806
Research and development	6,274	4,099	22,060	13,536
Total operating expenses	13,202	9,276	46,390	30,720
Loss from operations	(10,271)	(4,595)	(34,880)	(21,891)
Other income (expense)
Interest income	304	25	717	42
Interest expense	(2)	(17)	(19)	(90)
Other income (expense)	(649)	(1)	583	(16)
Total other income (expense)	(347)	7	1,281	(64)
Loss before income taxes	(10,618)	(4,588)	(33,599)	(21,955)
(Provision) for income taxes	(14)	(105)	(44)	(148)
Net loss	$(10,632)	$(4,693)	$(33,643)	$(22,103)
Net loss per share, basic and diluted	$(0.26)	$(0.15)	$(0.95)	$(0.84)
Weighted average number of shares outstanding, basic and diluted	40,957	31,775	35,253	26,215
Other comprehensive loss
Net loss	$(10,632)	$(4,693)	$(33,643)	$(22,103)
Net unrealized gains on available-for-sale investments, net of tax	(16)	—	(4)	—
Comprehensive loss	$(10,648)	$(4,693)	$(33,647)	$(22,103)

GENMARK DIAGNOSTICS, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended December 31		Twelve Month Ended December 31,
Adjusted Financial Data:	2013	2012	2013	2012
Cost of revenues	$3,521	$4,761	$15,894	$11,640
Inventory reserve(1)	—	—	(1,183)	—
Impairment of production equipment(2)	—	—	(302)	—
Non-GAAP cost of revenues	$3,521	$4,761	$14,409	$11,640

Gross profit	$2,930	$4,681	$11,510	$8,829
Inventory reserve(1)	—	—	1,183	—
Impairment of production equipment(2)	—	—	302	—
Non-GAAP gross profit	$2,930	$4,681	$12,995	$8,829

Non-GAAP gross margin %	45%	50%	47%	43%

Total operating expenses	13,202	9,276	46,390	30,720
Inventory reserve(1)	—	—	(19)	—
Allowance of doubtful accounts(3)	—	—	(2,702)	—
Impairment of intangible asset(4)	(1,624)	—	(1,624)	—
Non-GAAP operating expenses	$11,578	$9,276	$42,045	$30,720

Total other income (expense)	$(347)	$7	$1,281	$(64)
Preferred stock sale(5)	(9)	—	(1,392)	—
Elimination of foreign currency translation adjustments upon liquidation of foreign subsidiary(6)	450	—	450	—
Non-GAAP other income (expense)	$94	$7	$339	$(64)

Net loss	$(10,632)	$(4,695)	$(33,643)	$(22,103)
Inventory reserve(1)	—	—	1,202	—
Impairment of production equipment(2)	—	—	302	—
Allowance of doubtful accounts(3)	—	—	2,702	—
Impairment of intangible asset(4)	1,624	—	1,624	—
Preferred stock sale(5)	(9)	—	(1,392)	—
Elimination of foreign currency translation adjustments upon liquidation of foreign subsidiary(6)	450	—	450	—
Non-GAAP net loss	$(8,567)	$(4,695)	$(28,755)	$(22,103)

Net loss per share, basic and diluted	$(0.26)	$(0.15)	$(0.95)	$(0.84)
Inventory reserve(1)	—	—	0.04	—
Impairment of production equipment(2)	—	—	0.01	—
Allowance of doubtful accounts(3)	—	—	0.08	—
Impairment of intangible asset(4)	0.04	—	0.03	—
Preferred stock sale(5)	—	—	(0.04)	—
Elimination of foreign currency translation adjustments upon liquidation of foreign subsidiary(6)	0.01	—	0.01	—
Non-GAAP net loss per share, basic and diluted	$(0.21)	$(0.15)	$(0.82)	$(0.84)
(1) Reflects nonrecurring charges related to inventory specifically made for NMTC
(2) Reflects nonrecurring charges related to the Company's procurement of additional manufacturing equipment to support NMTC's prior purchasing patterns
(3) Reflects nonrecurring charges related to outstanding amounts owed by NMTC

(4) Reflects a nonrecurring impairment charge related to the termination of a license agreement
(5)Reflects a nonrecurring realized gain on sale of Advanced Liquid Logic, Inc. preferred stock to Illumina. Inc.
(6) Reflects a nonrecurring accumulated other comprehensive loss realized upon liquidation of foreign subsidiary

The Company makes reference in this release to “non-GAAP” results, which exclude the impact of adjustments associated with NMTC’s bankruptcy, the impairment of an intangible asset, the realization of an accumulated comprehensive loss, and the one-time gain realized upon the sale of the Company’s investment in a private company. The Company believes that excluding these items and their related effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation from, or as a substitute for, statement of comprehensive loss, net loss, net loss per share or expense information prepared in accordance with GAAP.

GENMARK DIAGNOSTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year ended December 31,
	2013	2012	2011
Operating activities:	(Unaudited)
Net loss	$(33,643)	$(22,103)	$(23,970)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,530	1,198	1,326
Amortization of premiums on investments	314	—	—
Stock-based compensation	3,893	2,352	1,872
Provision for bad debt	2,721	(24)	—
Non-cash inventory adjustments	1,779	(482)	517
Gain on sales of investment in preferred stock	(1,392)	—	—
Elimination of cumulative foreign currency translation adjustments upon liquidation of foreign subsidiary	450	—	—
Impairment of intangible asset	1,624	—	—
Changes in operating assets and liabilities:
Accounts receivable	(2,390)	(2,068)	(420)
Inventories	(1,313)	880	(1,742)
Prepaid expenses and other current liabilities	(119)	68	1,846
Accounts payable	1,343	728	378
Accrued compensation	951	1,811	979
Other liabilities	(544)	1,397	—
Net cash used in operating activities	(23,796)	(16,243)	(19,214)
Investing activities
Change in restricted cash	585	(1,343)	—
Purchase of available-for-sale securities	(76,190)	(1,000)	—
Payments for intellectual property licenses	(882)	(1,327)	(734)
Purchases of property and equipment	(4,270)	(3,476)	(1,376)
Proceeds from sales of marketable securities and preferred stock	6,643	—	—
Maturities (purchases) of short-term investments	1,550	5,000	(5,000)
Net cash used in investing activities	(72,564)	(2,146)	(7,110)
Financing activities
Proceeds from issuance of common stock	86,547	48,300	34,533
Cost incurred in conjunction with public offering	(5,510)	(3,211)	(2,854)
Proceeds from borrowings	166	991	2,000
Principal repayment of borrowings	(766)	(1,984)	(417)
Proceeds from stock exercises	396	223	—
Net cash provided by financing activities	80,833	44,319	33,262
Effects of foreign exchange rate changes	—	—	53
Net (decrease) increase in cash and cash equivalents	(15,527)	25,930	6,991
Cash and cash equivalents at beginning of period	51,250	25,320	18,329
Cash and cash equivalents at end of period	$35,723	$51,250	$25,320
Non-cash investing and financing activities:
Property and equipment purchased with capital lease	$—	$109	$—
Transfer of systems from property and equipment into inventory	$575	$223	$46
Property and equipment costs incurred but not paid included in accounts payable	$603	$592	$76
Leasehold improvements related to lease incentives	$—	$1,359	$—
Intellectual property acquisition included in other noncurrent liabilities	$450	$—	$—

Offering costs incurred but not paid included in other liabilities	65	—	—
Supplemental cash flow disclosures:
Cash paid for interest	$19	$90	$95
Cash received for interest	$717	$42	$21
Cash received for income taxes, net	$2	$—	$3
Cash paid for income taxes	$21	$91	$—
GenMark Diagnostics, Inc.
Hany Massarany
President/Chief Executive Officer 760-448-4358
Source: GenMark Diagnostics, Inc.
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